                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      UNITED STATIONERS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     previously. Identify the previous filing by registration statement number,
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

UNITED STATIONERS INC.
2200 EAST GOLF ROAD                                                       [LOGO]
DES PLAINES, ILLINOIS 60016-1267

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
MAY 14, 1997
----------------------------

The regular Annual Meeting of Stockholders of United Stationers Inc. will be held on Wednesday, May 14, 1997 at 2:00 p.m., Chicago time, at the offices of the Company, 2200 East Golf Road, Des Plaines, Illinois, for the following purposes:

1. To elect three directors to serve for a three-year term expiring in 2000;

2. To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 17, 1997 are entitled to notice of, and to vote at this meeting, and at any adjournment thereof.

A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996 is enclosed.

WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          [PASTEUP SIG]

                                          OTIS H. HALLEEN
                                          SECRETARY

April 4, 1997
Des Plaines, Illinois

UNITED STATIONERS INC.
Executive Offices                       [LOGO]
2200 EAST GOLF ROAD
DES PLAINES, ILLINOIS 60016-1267

---------------------------------------------------------

                                                                   April 4, 1997
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 1997

--------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Stationers Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 14, 1997. This statement and the accompanying form of proxy are being mailed to stockholders commencing on or about April 4, 1997.

If the enclosed proxy is properly executed and returned to the Company in time for the annual meeting, the shares represented thereby will be voted in accordance with the instructions of the stockholder giving the proxy. A stockholder giving a proxy may revoke it at any time prior to its exercise by written notice of revocation to the Secretary of the Company or by the execution of a proxy bearing a later date or by attending the meeting and voting in person.

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegram by directors, officers and employees of the Company, without special compensation therefor. The Company will also reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxy materials to their principals.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The close of business on March 17, 1997 has been fixed by the Board of Directors as the record date for determining the stockholders entitled to vote at the annual meeting. As of that date, there were 11,446,306 shares of the Company's Common Stock, $0.10 par value, issued and outstanding (the "Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock must be represented in person or by proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning the Common Stock ownership as of March 17, 1997 of each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:

                                                                                                     Amount and Nature of
                               Name and Address of Beneficial Owner                                  Beneficial Ownership   Percent
---------------------------------------------------------------------------------------------------  --------------------   -------
Wingate Partners, L.P.                                                                                   6,045,823(1)        50.3%
  750 N. St. Paul Street, Suite 1200
  Dallas, Texas 75201
ASI Partners, L.P./Cumberland Capital Corporation                                                        1,799,588(2)        15.7%
  9441 LBJ Freeway, Suite 300
  Ft. Worth, Texas 75243
Chase Manhattan Investment Holdings, L.P.                                                                1,235,061(3)         9.7%
  380 Madison Avenue
  New York, NY 10017
Farallon Partners, LLC                                                                                     817,508(4)         7.1%
  One Maritime Plaza, Suite 1325
  San Francisco, CA 94111

--------

(1) Includes (i) 4,268,577 shares owned by Wingate Partners, L.P. ("Wingate Partners"), (ii) 1,117,374 shares owned by Wingate Partners II, L.P. ("Wingate II"), (iii) 74,094 shares owned by Wingate Affiliates, L.P. ("Affiliates") and (iv) 19,634 shares owned by Wingate Affiliates II, L.P. ("Affiliates II") (collectively, "Wingate"). Also includes warrants which are exercisable for an aggregate of 566,144 shares of Common Stock (or shares of non-voting common stock) at the holder's option. Edward Easterling is a general partner of Wingate II and Affiliates II and thus may be deemed the beneficial owner of 1,479,087 shares, or 12.5%. Other general partners including Thomas W. Sturgess, James T. Callier, Jr., Frederick B. Hegi, Jr. and James A. Johnson, and their beneficial interests, are shown on page 3 of this Proxy Statement.

(2) Includes (i) 1,430,401 shares owned by ASI Partners, L.P. (ii) 156,304 shares owned by ASI Partners II, L.P. (iii) 40,084 shares owned by ASI Partners III, L.P. (collectively, "ASI Partners"), and (iv) 154,125 shares owned by Cumberland Capital Corporation ("Cumberland"). Cumberland serves as the general partner of ASI Partners. Also includes warrants exercisable for an aggregate of 18,674 shares, at the holder's option.

(3) As of March 17, 1997, no Common Stock is owned by such holder. Includes (i) 758,994 shares of nonvoting common stock and (ii) warrants exercisable for an aggregate of 476,067 shares of Common Stock (or shares of nonvoting common stock) at the holder's option. Subject to certain restrictions, the nonvoting common stock is convertible at any time at the option of the holder into shares of Common Stock.

(4) Includes 163,413 shares owned indirectly by Farallon Capital Management, LLC as investment advisor to certain discretionary accounts and 654,095 shares owned indirectly by Farallon Partners, LLC as general partner of the following partnerships: (i) 294,428 shares owned by Farallon Capital Partners, L.P., (ii) 223,366 shares owned by Farallon Capital Institutional

    Partners, L.P., (iii) 70,232 shares owned by Farallon Capital Institutional Partners II, L.P., (iv) 26,502 shares owned by Farallon Capital Institutional Partners III, L.P., and (v) 39,567 shares owned by Tinicum Partners, L.P.

VOTING TRUST

A total of 8,478,927 shares of the Common Stock, including the shares owned by Wingate, ASI Partners/Cumberland, Good Capital Co., Inc. and other shares, are held in a voting trust (the "Voting Trust"), pursuant to a Voting Trust Agreement dated as of January 31, 1992, as amended March 30, 1995, the trustees of which are Thomas W. Sturgess, Frederick B. Hegi, Jr., James A. Johnson, Daniel J. Good and Gary G. Miller. The trustees of the Voting Trust hold all voting power to vote the shares held in the Voting Trust and may act by a majority vote of the trustees. The trustees agree to vote all shares in trust to elect a board of directors of the Company with (1) at least one representative designated by Good Capital Co., Inc., (2) at least one representative designated by ASI Partners, (3) at least one representative designated by Messrs. Michael
D. Rowsey, Robert D. Eberspacher, Daniel J. Schleppe and Lawrence E. Miller (each of whom is an employee of the Company's subsidiary), and (4) such number of directors designated by Wingate Partners as will represent a majority of the total number of directors.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock by each of the directors and nominees, each of the executive officers named in the Summary Compensation Table, and all of the Company's directors and executive officers as a group as of March 17, 1997:

                                                                                                Percent of
                                                                                               Common Stock
                                             Common Stock       Exercisable     Exercisable    Outstanding
                  Name                    Beneficially Owned    Options (1)    Warrants (1)        (2)
----------------------------------------  ------------------   -------------   -------------   ------------
James T. Callier, Jr.                       4,342,671(3)           --             226,450(3)      39.1%
Daniel J. Good                                198,287(4)           --              59,656(4)       2.2%
Frederick B. Hegi, Jr.                      5,479,679(5)           --             566,144(5)      50.3%
Jeffrey K. Hewson                               2,076               9,765(6)       --             *
James A. Johnson(9)                         1,156,180(7)           --             339,694(7)      12.7%
Gary G. Miller(8)                             --                   --              --            --
Michael D. Rowsey(9)                           84,557             214,506          --              2.6%
Joel D. Spungin                                20,320              --              --             *
Thomas W. Sturgess                          4,342,671(3)          160,000         226,450(3)      40.0%
Daniel H. Bushell                              19,538             209,199          --              2.0%
Steven R. Schwarz                                 628             120,000          --              1.0%
Ergin Uskup                                       126              60,000          --             *
All current directors and executive
 officers as a group (16 persons)           5,825,420(10)         943,470         625,800         56.8%

--------
*Less than 1%

(1) Options and warrants exercisable within 60 days of the date of this Proxy Statement. Except for Mr. Hewson's options, exercisability of options is subject to certain conditions, the occurrence of which is assumed for this purpose, including the occurrence of an Event - as described on page 11 of this Proxy Statement, although no such Event is certain to occur within said 60 days.

(2) For purposes of calculating the beneficial ownership percentage of each such stockholder, it was assumed that such stockholder exercised all options, conversion rights and warrants by which the stockholder had the right to acquire shares of Common Stock, within 60 days of the date of this Proxy Statement.

(3) Includes 4,268,577 shares owned by Wingate Partners, 74,094 shares owned by Affiliates, 222,587 warrants held by Wingate Partners and 3,863 warrants held by Affiliates.

(4) Includes 36,173 shares of Common Stock and 16,852 warrants held by trusts for which Mr. Good serves as trustee. Does not include 363,899 shares owned by Good Capital Co., Inc., of which Mr. Good is Chairman and a controlling stockholder; accordingly Mr. Good may be deemed to beneficially own the shares owned of record by Good Capital Co., Inc.

(5) Includes all 5,479,679 shares beneficially owned by Wingate and 566,144 warrants held by Wingate. Messrs. Callier, Hegi, and Sturgess serve as general partners of Wingate Partners and various Wingate entities. Does not include any of the 8,478,927 shares held in the Voting Trust, of which Messrs. Sturgess, Hegi and Johnson are trustees, other than the 5,479,679 shares beneficially owned by Wingate.

(6) Does not include 4,883 shares issuable upon exercise of options that are not exercisable within 60 days.

(7) Includes 1,117,375 shares owned by Wingate II, 19,634 shares owned by Affiliates II, and 19,171 shares owned by Mr. Johnson. Warrants include 333,779 owned by Wingate II and 5,915 owned by Affiliates II.

(8) Does not include shares owned by ASI Partners or Cumberland. Mr. Miller is President and a stockholder of Cumberland and, accordingly, may be deemed to beneficially own the shares owned of record by ASI Partners and Cumberland.

(9) Includes shares owned directly and by an individual retirement account for the sole benefit of such individual.

(10) Of the 5,825,420 shares shown as owned by all current directors and officers as a group, 19,550 shares are held with sole voting and investment power and 5,805,870 shares are held with shared voting and investment power, including 5,801,232 of the shares in the Voting Trust. Does not include any of the 2,677,695 shares in the Voting Trust held for the benefit of persons other than current directors and executive officers. Does not include shares owned by ASI Partners/Cumberland, or Good Capital Co., Inc.

ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, each class as nearly equal in number as possible, and each term consisting of three years.

The Board of Directors presently consists of nine members, in three classes. Mr. Thomas W. Sturgess has been a Class II Director, but is not a candidate for re-election at the Annual Meeting. Therefore, Mr. Gary G. Miller, who had been a Class III Director, resigned his position as a Class III Director and was reappointed as a Class II Director. The three Class II Directors have terms expiring at, and are nominees for election, at the May 14, 1997 Annual Meeting of Stockholders. The persons named as proxies intend to vote for the election of the nominees as directors, unless such authority is withheld by the stockholder giving the proxy. If any nominee becomes unavailable for election for any reason, the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors. The nominees and certain information furnished or confirmed by them are as follows:

FREDERICK B. HEGI, JR. (53)

Since November 18, 1996, Mr. Hegi has served as interim Chairman of the Board, President and Chief Executive Officer of the Company. He became a director of the Company on March 30, 1995, upon consummation of the merger (the "Merger") between the Company and Associated Holdings, Inc. ("Associated"). Mr. Hegi is a general partner of various Wingate entities, including the indirect general partner of each of Wingate Partners and Wingate II. He is President of Valley View Capital Corporation, a private investment firm. He also serves as Chairman of the Executive Committee of the Board of LoomisFargo & Company ("Loomis"), an armored car service company, Chairman of ITCO Holding Company, Inc., the parent corporation of ITCO Tire Company, Chairman of Tahoka First Bancorp, Inc. a bank holding company, and Cedar Creek Bancshares, Inc., a bank holding company, and a director of Lone Star Technologies, Inc., a diversified company engaged in the manufacture of steel pipe, Cattle Resources, Inc., a manufacturer of animal feeds and operator of commercial cattle feedlots, Redman Building Products, Inc., ("Redman"), a manufacturer and distributor of aluminum and vinyl windows.

GARY G. MILLER (46)

Mr. Miller is President of Cumberland Capital Corporation, a private investment firm. He became a director upon consummation of the Merger on March 30, 1995. Mr. Miller is also Chairman of the Board of CFData Corp., a nationwide provider of check collection and check verification services, and Fore Star Golf, Inc., which was formed in 1993 to own and operate golf course facilities.

MICHAEL D. ROWSEY (44)

Mr. Rowsey is Executive Vice President of the Company since the Merger in 1995. Prior to 1995 he was President and a director of Associated Stationers, Inc. since 1992. From 1979 to January 1992, Mr. Rowsey served in various capacities with Boise Cascade Office Products Corporation, most recently as the North Regional Manager.

OTHER DIRECTORS

The other directors, whose terms of office as a director will continue after the Annual Meeting, and certain information concerning them are as follows:

CLASS III DIRECTORS -- CONTINUING IN OFFICE UNTIL MAY 1998*

JAMES T. CALLIER, JR. (62), director since 1995, is a general partner of Callier Interests, an investment firm, and is President of Callier Consulting, Inc., an operating management firm. He is an indirect general partner of Wingate Partners, and an advisory director of Wingate II. He serves as Chairman of the Board of Century Products Company ("Century Products"), a manufacturer and distributor of baby seats and other juvenile products, and as a director of Redman and of Loomis.

JOEL D. SPUNGIN (59), director since 1981, was Chairman of the Board of Directors and Chief Executive Officer of the Company since 1988 until March 1995, and from October 1989 until April 1991, he was also President of the Company. Mr. Spungin serves as a general partner of DMS Enterprises, L.P., a management advisory and investment partnership, and as a director of AAR Corp., an aviation and aerospace company, and Home Products International, Inc., a manufacturer of home improvement products.
--------
* The vacancy in Class III resulting from the reassignment of Mr. Miller to Class II is intended to be filled by appointment of the Directors when an appropriate candidate is selected.

CLASS I DIRECTORS -- CONTINUING IN OFFICE UNTIL MAY 1999

DANIEL J. GOOD (57), director since 1995, is Chairman of Good Capital Co., Inc., an investment firm in Lake Forest, Illinois. Until June 1995, Mr. Good was Vice Chairman of Golden Cat Corp., the largest producer of cat litter in the United States, and prior thereto he was Managing Director of Merchant Banking for Shearson Lehman Bros. and President of A.G. Becker Paribas, Inc.

JEFFREY K. HEWSON (53), has been a director since 1991. Mr. Hewson is President and Chief Executive Officer of Beckley Cardy Group, a distributor of school supplies to the educational market. Mr. Hewson served as President and Chief Executive Officer of the Company from consummation of the Merger until May 31, 1995, and as an executive consultant through August 31, 1995. Prior thereto, he was President and Chief Operating Officer of the Company since April 1991. He had been Executive Vice President of the Company since March 1990. Prior to that he had been President of ACCO International's U.S. Division since 1989 and President of its Canadian Division since 1987. ACCO International is a manufacturer of traditional office products and a subsidiary of American Brands, Inc., which is a global consumer products holding company.

JAMES A. JOHNSON (43), director since 1995, is a general partner of various Wingate entities, including the indirect general partner of Wingate II. From 1980 until he joined Wingate Partners in 1990, Mr. Johnson served as a Principal of Booz-Allen & Hamilton, an international management consulting firm. Mr. Johnson currently serves as a director of Century Products and as Chairman of Redman.

CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

During the fiscal year ended December 31, 1996, the Board of Directors held nine meetings and took action by unanimous written consent in lieu of meeting on nine occasions. Each director attended more than 75% of all of (1) the meetings of the Board of Directors held during the last full fiscal year and (2) the meetings held by all committees of the board on which he served (during the periods that he served) during the last fiscal year.

Except for Messrs. Hewson and Spungin, directors who are not officers or employees of the Company received no additional compensation for their services as a director. On November 29, 1995 the Company granted options exercisable for an aggregate of 14,648 shares of Common Stock at an exercise price of $5.12 per share to Jeffrey K. Hewson, and a restricted stock award of 9,678 shares of Common Stock (which will vest on November 29, 1997) to Joel D. Spungin, in consideration for their services on the Board of Directors in lieu of directors' compensation for a three-year period. Two-thirds of Mr. Hewson's options are currently exercisable, and the remainder will become exercisable on November 29, 1997. Directors are reimbursed for travel expenses incurred in attending meetings.

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

The Executive Committee was established by the directors on November 13, 1996. Its members are Frederick B. Hegi, Jr. (Chairman), Daniel J. Good, Gary G. Miller and Joel D. Spungin. The Executive Committee has the authority to act upon most corporate matters that require Board approval, except that the Committee shall not exercise any of the functions performed by the Audit Committee or the Compensation Committee. The Committee met two times during the year 1996.

During the fiscal year ended December 31, 1996, the Audit Committee consisted of Daniel J. Good (Chairman) and Gary G. Miller. The Audit Committee met three times during the last fiscal year. The functions of the Audit Committee are to recommend the independent auditors to the Board of Directors; review the scope of the independent auditors' examination; review the compensation of the independent auditors; consider the results of the independent auditors' review of internal accounting controls and suggestions for improvements; discuss matters of concern to the independent auditors resulting from the audit; review changes in accounting principles in the financial statements; and review nonauditing services performed for the Company by the independent auditors.

During the period from January through November 1996, the Compensation Committee consisted of James T. Callier, Jr. and Gary G. Miller. As of December 17, 1996 the Compensation Committee was changed to consist of Gary G. Miller (Chairman), Frederick B. Hegi, Jr., James A. Johnson and Jeffrey K. Hewson. The Compensation Committee met four times during the last fiscal year and took action two times by written consents of the members in lieu of meeting. The Compensation Committee reviews and makes recommendations upon proposals by management as to compensation, bonuses, employment agreements and other benefits, and policies respecting such matters, for the officers of the Company and its subsidiaries. The members of the Compensation Committee also serve as the Administrative Committee for the Company's Management Equity Plan (the "MEP Plan"), and as the Administrative Committee for the Management Incentive Plan.

The Nominating Committee was established on January 18, 1997. The committee makes recommendations to the Board regarding nominees for election as members of the Board of Directors of the Company. The Committee will consider written recommendations from stockholders regarding potential nominees for election as directors. Any stockholder wishing to submit recommendations for directors of the Company for the next annual meeting in 1998 should send a signed letter of recommendation to United Stationers Inc., 2200 East Golf Road, Des Plaines, IL 60016-1267, Attention: Otis H. Halleen, Secretary. Recommendation letters should state the full name and address of each proposed nominee, a brief resume, a brief biographical history including past and current directorships and employment, and the reasons for recommendation. Nominations for election at the Company's Annual Meeting to be held in May 1998 must be submitted no later than January 15, 1998. The members of the Nominating Committee are Frederick B. Hegi, Jr. (Chairman), Daniel J. Good and Gary G. Miller.

EXECUTIVE COMPENSATION

The table and notes below show the compensation paid to each person who has served as the Chief Executive Officer of the Company during 1996 and the four other highest-paid officers of the Company who were serving as executive officers on December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                               Long-term Compensation
                                          Annual Compensation                    Awards
                       Fiscal                                 Other      Restricted
                        Year                                  annual       stock                    LTIP       All other
 Name and principal    ended    Salary (1)      Bonus      compensation   Award(s)     Options     payouts   compensation
      position         12/31       ($)           ($)          ($)(2)        ($)          (#)       ($) (3)      ($) (4)

Frederick B. Hegi,      1996  (5)
 Jr.
CHAIRMAN OF THE         1995  (8)
 BOARD,
PRESIDENT AND CEO       1994  (8)
Thomas W. Sturgess      1996  (7)   495,000     376,200                               240,000    10)               6,324
CHAIRMAN OF THE         1995  (6)                                                           0
 BOARD,
PRESIDENT AND CEO       1994  (8)                                                           0
Daniel H. Bushell       1996      255,000       142,620                                51,343                      3,677
EXEC. VICE PRESIDENT    1995      213,076       249,569                               120,000                      2,579
AND CFO                 1994  (8)                                                           0
Michael D. Rowsey       1996      255,000       142,620                                50,000                      4,034
EXEC. VICE PRESIDENT    1995      243,502       264,197                               120,000                      2,945
                        1994  (8)                                                           0
Steven R. Schwarz       1996      255,000       745,605  (9)                                0                      4,108
EXEC. VICE PRESIDENT    1995      205,608       205,536                               120,000       54,525       164,921
                        1994      185,000        15,818                                14,000        9,677           945
Ergin Uskup             1996      188,370       275,688  (9)                                0                      8,007
VICE PRESIDENT, MIS     1995      173,542       127,880                                60,000       24,500       124,648
 AND
CIO                     1994      153,574        27,500                                16,000                      4,194

---------

(1) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Internal Revenue Code under the Company's 401(k) Savings Plan.

(2) No amounts of "Other annual compensation" were paid to any named executive officer except for perquisites and other personal benefits which for each executive officer did not exceed the lesser of $50,000 or 10% of such individual's salary plus bonus.

(3) Includes payments from the Company's former Executive Bonus Plan of awards earned in 1995 and prior years payable in annual installments. The 1995 distribution was a final distribution as the Plan was terminated just prior to the Merger.

(4) Includes:

    (a) Company contributions to the Company's 401(k) Savings Plan for Mr. Sturgess ($2,375); Mr. Bushell ($2,375); Mr. Rowsey ($2,375); Mr. Schwarz ($2,368) and Mr. Uskup ($2,375);

    (b) Premiums paid during 1996 for Split Dollar Life, Group Life and Accidental Death insurance policies for Mr. Sturgess ($3,949); Mr. Bushell ($1,302); Mr. Rowsey ($1,659) Mr. Schwarz ($1,740) and Mr. Uskup ($5,632);

(5) Mr. Hegi became Chairman, President and CEO on November 18, 1996, Mr. Hegi receives compensation from Wingate Partners, but no compensation from the Company.

(6) Mr. Sturgess became Chairman of the Board on March 30, 1995, and President and CEO on May 31, 1995. For calendar year 1995, Mr. Sturgess received fees from Wingate Partners, but no compensation from the Company.

(7) Mr. Sturgess resigned his position as Chairman, President and CEO effective November 18, 1996; he continues as a director until the Annual Meeting but is not a candidate for re-election.

(8) Not employed by or an officer of the Company during the indicated year.

(9) Includes special stay bonuses earned during 1996 by Messrs. Schwarz ($602,985) and Uskup ($175,000) pursuant to employment agreements.

(10) Options for 360,000 shares were granted to Mr. Sturgess on January 1, 1996. Effective November 18, 1996, options for 120,000 shares were canceled.

OPTION GRANTS DURING LAST FISCAL YEAR

Options were granted to certain of the executives named in the Summary Compensation Table on October 2, 1995, subject to stockholder approval of certain amendments to the Management Equity Plan ("MEP Plan".) The Plan amendments were approved by the stockholders on May 8, 1996. Options were granted during the year ended December 31, 1996 to certain of the officers named in the Summary Compensation Table. The following table contains information concerning such grants.

                      OPTION GRANTS DURING LAST FISCAL YEAR

                                                                                    Potential Realizable Value at Assumed
                      Options    Percent of Total                                 Annual Rates of Stock Price Appreciation
                      Granted     Options Granted   Exercise or                            for Option Term (1)(6)
                    (Number of    to Employees in    Base Price    Expiration    -------------------------------------------
       Name           Shares)     fiscal year (3)   (per Share)     Date (7)        0% (5)           5%             10%
------------------  -----------  -----------------  ------------  -------------  -------------  -------------  -------------
Thomas W.
 Sturgess(1)           360,000           55.3%      $  14.375(4)     9/26/02     $   2,440,000  $   1,567,868  $   3,838,108
Michael D.
 Rowsey(2)              50,000            7.7%          1.45         1/31/02         1,077,500      1,468,610      1,964,795
Daniel H.
 Bushell(2)             51,343            7.9%          1.45         1/31/02         1,106,442      1,508,057      2,017,570

--------

(1) Options for 360,000 shares were granted to Mr. Sturgess on January 1, 1996. Effective November 18, 1996 options for 120,000 shares exercisable at $5.12 per share were canceled, and as of March 31, 1997 options for 80,000 shares expired. Accordingly, the potential value realizable for Mr. Sturgess' options has been calculated based on only the remaining 160,000 options.

(2) Options were granted under the MEP Plan pursuant to an Executive Stock Purchase Agreement dated January 31, 1992, as amended March 30, 1995 between the officer and the Company.

(3) Based on 650,772 options granted to employees during the year.

(4) Exercise price increases $0.625 per quarter on the first day of each calendar quarter. Exercise price is shown as of December 31, 1996. Exercise price as of April 1, 1997 is $15.625 per share.

(5) The amounts under the column labeled "0%" reflect the difference between the exercise price and the market price at the date of grant. The amounts are included pursuant to certain rules of the Securities and Exchange Commission. Because the options were not then exercisable, the amounts shown were not in fact realizable.

(6) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules of the Securities and Exchange Commission, and are not intended to forecast future appreciation, if any, in the price of the shares. The amounts are calculated assuming the options will expire at their final expiration date rather than earlier, and assumes in the case of Sturgess' options an exercise price of $28.75, the exercise price at the expiration date. The actual value of the options, as well as the expiration date, will vary in accordance with the market price of the shares and the occurrence of an Event.

(7) The expiration date is the earlier of three years after an Event (as defined on page 11) or the date shown.

The following table contains information concerning option exercises during the Company's year ended December 31, 1996 by each of the named executive officers and the fiscal year end values:

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                                                Value of Unexercised
                                                                   Number of Unexercised       in-the-money Options at
                                       Shares                   Options at Fiscal Year End       Fiscal Year End (1)
                                     Acquired on      Value     ---------------------------   -------------------------
              Name                    Exercise       Realized   Exercisable (2) Unexercisable Exercisable (2) Unexercisable
---------------------------------  ---------------   --------   -----------   -------------   -----------   -----------
Thomas W. Sturgess                        0             $0             0        160,000              0      $  819,200
Michael D. Rowsey                         0              0             0        214,506              0       2,459,133
Daniel H. Bushell                         0              0             0        209,199              0       2,363,342
Steven R. Schwarz                         0              0             0        120,000              0         753,300
Ergin Uskup                               0              0             0         60,000              0         376,650

--------

(1) The values given are based on the closing price of the Shares on December 31, 1996, which was $19.50, less the applicable exercise price, before payment of applicable taxes.

(2) DEFINITION OF AN "EVENT." Options granted under the MEP Plan are not exercisable until after the occurrence of a transaction or group of transactions (an "Event") that causes Wingate and its affiliates to realize a return of liquid proceeds at least equal to their common stock investment in the Company. No shares acquired pursuant to exercise of such options may be sold prior to six months after the Event. An Event has not occurred as of the date of this Proxy Statement.

ONE-TIME MERGER INTEGRATION BONUS PLAN. A special incentive plan was adopted to reward key management personnel for accomplishing specific integration objectives of the Merger. The objectives included achieving, by September 30, 1996, specified annualized earnings before interest, taxes, depreciation and amortization ("EBITDA") and specified debt reduction goals. Based on the Company's performance, a pool of $3.9 million was shared among 175 eligible participants. The following executives named in the Summary Compensation Table on page 8 each received $60,000: Messrs. Bushell, Rowsey, Schwarz and Uskup, which amounts are included in the bonuses shown in the Summary Compensation Table on page 8.

MANAGEMENT INCENTIVE PLAN FOR 1996. The Management Incentive Plan for 1996 provided incentive compensation opportunities based on attainment of pre-approved Company, region and division goals, all measured by EBITDA performance. Participants, which include key management employees, may be given incentive awards stated as a percentage of base salary and the attainment of predetermined goals. Participants included, among others, Messrs. Sturgess, Bushell, Rowsey, Schwarz and Uskup. The bonuses received by each of the named officers are reflected in the Summary Compensation Table on page 8.

MANAGEMENT INCENTIVE PLAN FOR 1997. The Management Incentive Plan for 1997 provides incentive opportunities based on attainment of pre-approved Company, region and division goals, all measured by earnings per share performance. Participants, which include key management employees, may earn incentive awards stated as a percentage of base salary and the attainment of predetermined goals. Participants include, among others, Messrs. Bushell, Rowsey, Schwarz and Uskup.

SPECIAL BONUS PLAN. In December 1996, the Board of Directors adopted a Special Bonus Plan to encourage and reward key management participants for creating the operational foundation that will result in an Event. There are 177 individuals participating in the Plan. Specified cash awards will be paid on the first and second anniversaries of an Event to participants who are full-time employees of the Company at the time the awards are paid.

EMPLOYMENT AGREEMENTS

Prior to the Merger, the Company, as settlor, entered into an irrevocable trust agreement (the "Benefits Trust Agreement") with American National Bank and Trust Company of Chicago, as trustee (the "Benefits Trustee"). The Benefits Trust Agreement secures the payment of all amounts owed to certain employees under their then existing employment contracts, certain obligations of the Company to provide post-employment medical benefits, certain severance benefits to former employees, and related costs. Under the terms of the Benefits Trust Agreement and the Merger Agreement, the Company has caused an irrevocable letter of credit in the initial amount of $24.0 million to be furnished to the Benefits Trustee by The Chase Manhattan Bank. Each compensation or benefit payment by the Benefits Trustee reduces the amount of the letter of credit. To the extent that the Company makes payments of compensation and benefits covered by the Benefits Trust Agreement or otherwise satisfies its obligation to these current and former employees (or, in some cases, their eligible dependents or surviving beneficiaries) and obtains a waiver from such persons, the letter of credit is being and will be reduced as provided in such waiver.

Payments from the Benefits Trust have been and/or are being made to the following beneficiaries thereof, among others: Joel D. Spungin, the Chairman and Chief Executive Officer of the Company prior to the Merger; Jeffrey K. Hewson, the President and Chief Operating Officer of the Company prior to the Merger, and the Chief Executive Officer from the time of the Merger until May 1995; Steven R. Schwarz, Ergin Uskup and two other current executive officers of the Company.

STURGESS EMPLOYMENT AGREEMENT. Effective January 1, 1996, an employment agreement was entered into between the Company and Thomas W. Sturgess, to serve as Chairman of the Board, President and Chief Executive Officer. The agreement provides for a base salary of $495,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The agreement is for a three-year term, until December 31, 1998, and was renewable for one-year terms thereafter unless terminated by either party. Upon termination of the agreement, unless for cause or voluntarily by Sturgess, Sturgess shall be entitled to receive an amount equal to two times his base salary plus bonuses. The agreement also provides for the grant of options to purchase 360,000 shares of Common Stock which options were granted effective as of January 1, 1996, and are described more fully on page 10 of this Proxy Statement.

Pursuant to an agreement dated November 18, 1996 between Mr. Sturgess and the Company, Mr. Sturgess resigned his positions with the Company and subsidiaries (except for his position as a director of the Company), his salary and bonus participation continued through December 31, 1996, and he continues in the Company's medical plan until December 31, 1999. Options for Mr. Sturgess to purchase 120,000 shares of common stock were canceled effective November 18, 1996, and options to purchase an additional 80,000 shares terminated effective March 31, 1997. Options to purchase 160,000 shares, at an exercise price which is currently $15.625 per share, and which increases by $0.625 per share each quarter, become exercisable upon the occurrence of an "Event" as described on page 11, and will expire, if not sooner exercised, on the earlier of three years after an Event or September 26, 2002.

OTHER EXECUTIVE EMPLOYMENT CONTRACTS. Effective October 1, 1995, new employment agreements were made with each of Messrs. Rowsey, Bushell, Schwarz, Robert H. Cornell and Albert Shaw. Effective November 1, 1995 a new employment agreement was made with Otis H. Halleen. Each of the agreements with Rowsey, Bushell and Schwarz provides for a two-year term of employment, until September 30, 1997; the agreements with Cornell, Shaw and Halleen provide for a one-year term of employment. Each agreement is renewable for additional one-year terms unless terminated by either party. The agreements provide for a base salary of not less than the amounts specified in each agreement, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The officer may terminate employment for good reason (reduction of salary, exclusion from benefit plans, material reduction in title or duties, relocation outside the Chicago metropolitan area, or breach by the Company of any provisions of the agreement). In the event of termination for good reason, Bushell, Rowsey and Schwarz shall be entitled to two times their respective base salary plus bonuses; and Cornell, Shaw and Halleen shall be entitled to an amount equal to their respective base salary plus bonuses. If the agreement is not renewed by the Company upon its expiration, the officer shall be entitled to a severance amount equal to his base salary plus bonuses. Each agreement also contains provisions restricting the disclosure of proprietary materials and confidential information, and restricts the officer from being employed by or consulting with any competing firm during the employment term and for two years thereafter. Because Schwarz and Cornell remained employed through March 30, 1996 they became entitled to receive certain stay bonuses provided in their prior employment agreements.

Ergin Uskup has an employment agreement dated as of February 13, 1995 which was intended, among other things, to encourage Mr. Uskup not to resign for the one-year period following the Merger. Upon completion of the one-year period following the Merger, Mr. Uskup became entitled to payment of a stay bonus in the amount of $175,000, payable in 12 monthly installments. Upon completion of his employment, Mr. Uskup will be entitled to a severance payment equal to one year's salary, payable in 12 monthly installments.

Shortly before the Merger, the Company adopted a severance plan for officers of the Company or its subsidiary who do not have employment contracts. The severance plan provides a severance payment of one year's base salary if an officer is terminated without cause.

401(K) SAVINGS PLAN

The Company has a 401(k) Savings Plan (the "Profit Sharing Plan") in which all salaried employees and certain hourly paid employees of the Company and its subsidiaries are eligible to participate following completion of six consecutive months of employment. The Profit Sharing Plan permits employees to have contributions made as 401(k) salary deferrals on their behalf, or as voluntary after-tax contributions, or contributions matching employee salary deferral contributions at the discretion of the Board of Directors. The Company has no present intention to make Company contributions other than matching contributions. The Company is currently contributing $0.25 for each $1.00 of employee salary deferral contributions up to 6% of eligible wages. For the year ended December 31, 1996, the Company paid $923,034 in matching contributions.

PENSION PLANS

The Company and its subsidiary maintain noncontributory pension plans covering substantially all employees. Employees are eligible to participate following the conclusion of twelve consecutive months of employment and the attainment of age
21. Prior to the Merger, Associated did not have a pension plan. Former Associated employees entered the Pension Plan on July 1, 1996. The

Pension Plan provides for annual retirement benefits at age 65 equal to 1% percent of an employee's career-average annual compensation (as reported to the Internal Revenue Service) multiplied by the number of years of credited service up to a maximum of 40 years; however, an employee's annual compensation for each year of service prior to September 1989, is deemed to be the compensation earned by such employee during the twelve month period ending on August 31, 1989. Employees' pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity, and disability are also available. All such options are of actuarially equivalent value to the basic pension. The normal retirement age under this plan is 65. The Pension Plan contribution accrued for the fiscal year ended August 31, 1996 was $301,172.

In connection with the Merger, the Pension Plan was amended to provide that the actuarial factors employed by the plan may not be adjusted in a manner that would reduce lump sum benefits payable under the Pension Plan. The Company's operating subsidiary also maintains a number of retirement benefit plans for its employees who are covered under collective bargaining agreements.

The following table sets forth the estimated annual benefits upon retirement at age 65 under the pension plan to the executive officers individually named in the Summary Compensation Table on page 8 (calculated on the basis of estimated years of service at retirement age and current levels of compensation, assuming 5.5% compounded annual increases):

                                                                     ESTIMATED ANNUAL PENSION
NAME OF PARTICIPANT                                                       AT RETIREMENT
------------------------------------------------------------------  --------------------------
Frederick B. Hegi, Jr.*                                                              0
Thomas W. Sturgess*                                                                  0
Daniel H. Bushell**                                                         $   50,352
Michael D. Rowsey**                                                         $   53,675
Steven R. Schwarz                                                           $   78,953
Ergin Uskup                                                                 $   13,964

--------
 *Messrs. Hegi and Sturgess are not eligible to participate in the Pension Plan. **Messrs. Bushell and Rowsey became eligible effective July 1, 1996, but received credited years of service back to the date of the Merger.

As of December 31, 1996, the credited years of service under the Pension Plan for the individuals named were as follows: Mr. Bushell, 2 years; Mr. Rowsey, 2 years; Mr. Schwarz, 19 years; and Mr. Uskup, 3 years.

The Company's contributions to the Pension Plan are not allocated to the accounts of the individual participants.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is appointed by the Board from its membership. The Committee is responsible for recommending to the Board of Directors annual competitive base compensation structures, and appropriate performance criteria for bonus payouts for officers and senior management, and grants under the Company's Management Equity Plan to align long-term executive compensation with the interests of stockholders.

PHILOSOPHY

The Compensation Committee is guided by the following principles:

        - Compensation programs are designed to provide average base salaries, and better than average annual incentives, and other long-term rewards when the Company's maximum objectives are met or exceeded.

        - Compensation programs are designed simply, whenever possible. Participants are fully informed about what the possible rewards are, and what they must do to earn them.

COMPONENTS OF OVERALL COMPENSATION

The Compensation Committee considers several factors when determining compensation of executives, other officers, and senior managers.

        - Company Performance -- The Committee sets, in conjunction with the Board of Directors, annual earnings targets, which are used in determining the level of incentive awards.

        - Competitive Practice --The Committee periodically receives reports from Hewitt Associates, a nationally recognized compensation practice consulting firm, which summarize and evaluate United Stationers' compensation practices against a group of approximately forty comparative companies extracted from the Hewitt Total Compensation Data Base and from recent proxy statements. Comparative companies are for the most part, from the office products and wholesale trade industries. The comparative companies include: (1) companies included in the Value Line Peer Group Index shown in the Comparative Five-Year Total Returns graph shown in the Company's Proxy Statement; (2) selected Chicago area and wholesale non-durable goods companies and (3) companies with market capitalizations comparable to the Company's. The companies in the sample are representative of companies with which United Stationers generally competes for management and executive talent.

TARGETED COMPENSATION

Total compensation for officers and management individuals is targeted above the median compensation of comparable companies when the Company's targeted objectives are attained.

SALARY

A salary range for each position is developed based on average base pay for similar positions at Hewitt's comparative companies. The salaries of executives, officers, and senior managers are reviewed annually against these ranges with adjustments in base compensation normally becoming effective on January 1.

The Compensation Committee generally considers levels of responsibility, performance, internal equity, and competitive base compensation practices when determining salary adjustments.

BONUS PLANS

A Management Incentive Plan provides annual incentive compensation opportunities to officers and other upper management level participants based on the Company achieving its performance goals established by the Compensation Committee and approved by the Board of Directors. Under this

Plan, annual targets are set by the Compensation Committee and approved by the Board of Directors and bonuses are awarded under a formula based on percentage attainment of the targets. The incentive awards for 1997 are based solely on the earnings performance of the Company. If the Company fails to produce minimum targeted results, no incentives are paid to participants at any level.

In December 1996, a Special Bonus Plan was adopted by the Board of Directors for key members of the United Stationers management team. The purpose of the Plan is to encourage and reward management participants for creating the operational foundation throughout the organization that ultimately results in a liquidity Event. Approximately 177 management individuals are participants in the Special Bonus Plan. Specified awards will be made in cash in equal amounts on the first and second anniversaries subsequent to an Event to individuals who are regular full-time employees of the Company at the time such awards are to be paid.

LONG-TERM INCENTIVE COMPENSATION

The Committee believes that grants of stock options linked directly to Company performance provide significant incentive opportunity to senior executives and key employees who are responsible for the management, growth and financial success of the Company. Options granted to management under the Company's MEP Plan, were priced partly at a price comparable to the investment costs of the sponsor investors; the majority of the options were priced at the approximate market value at the time of grant. Pursuant to the grants, the economic value of the options to recipients depends upon the amount by which the price of the Company's stock exceeds the grant price, at the time they become exercisable, which will not be until the Company's non-public investors have realized a full return of their investment (an "Event"). In this way, the participants are motivated to manage the business in ways that over the long term will benefit stockholders through increases in the stock price.

As a general rule, the Compensation Committee considers the level of job responsibility and the participant's potential impact on the Company's performance in arriving at the number of shares to be granted under the MEP Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code limits the Company's tax deduction to $1 million for compensation paid to the chief executive officer and certain other executive officers, unless certain requirements are met. The limit does not apply to performance-based compensation paid under a plan which meets the requirements of the Code. The Company's MEP Plan and other incentive compensation plans are designed to meet Code requirements and the Committee intends to continue to use performance-based compensation to the extent that compliance with Code requirements does not conflict with the Company's compensation strategy. The deductibility of some of the compensation will depend, among other things, on the composition of the Committee, whether or not an Event occurs making the MEP Plan options exercisable, when those options will in fact be exercised, and the market value of the Common Stock at the time of such exercises.

Based on the current composition of the Compensation Committee, performance-based compensation may not fall within the exception, and may be subject to the $1 million limit on deductible compensation. Some compensation expense resulting from option exercises by certain of the named executive officers may not be deductible by the Company.

Respectfully submitted:
COMPENSATION COMMITTEE

Gary G. Miller, Chairman
Jeffrey K. Hewson
Frederick B. Hegi, Jr.
James A. Johnson

STOCK PERFORMANCE GRAPH

The following graph sets forth the annual percentage change in the cumulative total shareholder return on the Company's Common Stock during the preceding five years, compared with the cumulative total returns of the NASDAQ Stock market (U.S. Companies) and a peer group comprised of companies included within the Value Line's Office Equipment and Supplies Industry. The comparison assumes $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. Because of the substantial changes in the capitalization of the Company at the time of the Merger, the Company believes that the comparisons in the graph for the periods preceding the Merger are not meaningful.
                      COMPARATIVE FIVE-YEAR TOTAL RETURNS
      UNITED STATIONERS (USTR), NASDAQ* AND VALUE LINE PEER GROUP** INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/96)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   UNITED STATIONERS (USTR)     *NASDAQ (U.S. COMPANIES)     **VALUE LINE OFFICE EQPT/SUPPLIES
1991                                                  100.00                         100.00                              100.00
1992                                                  197.23                         116.38                              118.51
1993                                                  181.68                         133.60                              130.82
1994                                                  163.57                         130.59                              129.45
1995                                                  690.11                         184.67                              185.74
1996                                                  484.94                         227.16                              224.59
*Peer Group data and NASDAQ
data are so similar they are
indistinguishable.

                                                       1991       1992       1993       1994       1995       1996
                                                     ---------  ---------  ---------  ---------  ---------  ---------
United Stationers (USTR)...........................     100.00     197.23     181.68     163.57     690.11     484.94
*NASDAQ (U.S. Companies)...........................     100.00     116.38     133.60     130.59     184.67     227.16
**Value Line Office Eqpt/Supplies..................     100.00     118.51     130.82     129.45     185.74     224.59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has management advisory services agreements with three investor groups. These investor groups provide certain advisory services to the Company.

Pursuant to an agreement, Wingate Partners has agreed to provide certain oversight and monitoring services to the Company in exchange for an annual fee of up to $725,000, payment (but not accrual) of which is subject to restrictions under the Company's Credit Agreement. At the Merger, the Company paid aggregate fees to Wingate Partners of $2.3 million for services rendered in connection with the Merger. Wingate Partners earned an aggregate of $350,000, $603,000 and $725,000 with respect to each of the fiscal years ended 1994, 1995 and 1996, respectively, for such oversight and monitoring services. Under the agreement, the Company is obligated to reimburse Wingate Partners for its out-of-pocket expenses and indemnify Wingate Partners and its affiliates from loss in connection with these services. The agreement expires on January 31, 2002, provided that the agreement continues in effect on a year-to-year basis thereafter unless terminated in writing by one of the parties at least 180 days before the expiration of the primary term or any subsequent yearly term.

Pursuant to an agreement, Cumberland has agreed to provide certain oversight and monitoring services to the Company in exchange for (i) an annual fee up to $137,500, payment (but not accrual) of which is subject to restrictions under the Company's Credit Agreement related to certain Company performance criteria and (ii)previously issued shares of Associated common stock that converted in the Merger into 154,126 shares of common stock. Subject to certain exceptions, the issuance of such shares is subject to recision if the agreement is terminated before January 31, 2002. At the Merger, the Company paid aggregate fees to Cumberland of $100,000 for services rendered in connection with the Merger. Pursuant to the agreement, Cumberland earned $75,000, $129,000 and $137,500 with respect to the fiscal years ended 1994, 1995 and 1996, respectively, for such oversight and monitoring services. The Company is also obligated to reimburse Cumberland for its out-of-pocket expenses and indemnify Cumberland and its affiliates from loss in connection with these services. The agreement expires on January 31, 2002, provided that the agreement continues in effect on a year-to-year basis thereafter unless terminated in writing by one of the parties at least 180 days before the expiration of the primary term for any subsequent yearly term.

Pursuant to an agreement, Good Capital has agreed to provide certain oversight and monitoring services to the Company in exchange for (i) an annual fee of up to $137,500, payment (but not accrual) of which is subject to restrictions under the Company's Credit Agreement and (ii) previously issued shares of Associated Common Stock that converted in the Merger into 154,126 shares of Common Stock. Subject to certain exceptions, the issuance of such shares is subject to recision if the agreement is terminated before January 31, 2002. At the Merger, the Company paid aggregate fees to Good Capital of $100,000 for services rendered in connection with the Acquisition. Pursuant to the agreement, Good Capital earned an aggregate of $75,000, $129,000 and $137,500 in each of the fiscal years ended 1994, 1995 and 1996, respectively, for such oversight and monitoring services. The Company is also obligated to reimburse Good Capital for its out-of-pocket expenses and indemnify Good Capital and its affiliates from loss in connection with these services. The agreement expires on January 31, 2002, provided that the agreement continues in effect thereafter on a year-to-year basis unless terminated in writing by one of the parties at least 180 days before the expiration of the primary term or any subsequent yearly term.

FILINGS UNDER SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's Common Stock with the Securities and Exchange Commission. Based on Company records and other information, the Company believes that with respect to the fiscal year ended December 31, 1996 all Section 16(a) filing requirements applicable to its directors and officers were in compliance.

INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997. Ernst & Young LLP has served as the Company's independent auditors since the Merger in March 1995.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in May 1998, must be received by the Company no later than December 5, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

OTHER MATTERS

Management does not know of any other matter to be presented for action by the stockholders at the Annual Meeting. The persons named in the accompanying proxy will vote such proxy as determined by a majority of the Board of Directors with respect to any other matter not now known which is properly brought before the meeting.

                                          By Order of the Board of Directors

                                          PASTEUP SIG

                                          OTIS H. HALLEEN
                                          SECRETARY
                                          Des Plaines, Illinois

                                        PROXY

                                UNITED STATIONERS INC.

               PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 14, 1997

                    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints DANIEL J. GOOD, JAMES A. JOHNSON AND DANIEL
H. BUSHELL, or any of them, proxies, with full power of substitution, to vote all the shares of common stock of UNITED STATIONERS INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois on Wednesday, May 14, 1997 at 2:00 p.m., local time, and at any adjournment thereof, with all powers the undersigned would possess if present.

    THIS PROXY IS TO BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, AND IN THEIR DISCRETION THE PROXIES MAY VOTE UPON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.


            CONTINUED AND TO BE SIGNED ON REVERSE SIDE (SEE REVERSE SIDE)

                                        [LOGO]


April 4, 1997

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, Wednesday, May 14, 1997, at the corporate headquarters of United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois. Detailed information about the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided.

Sincerely,

/s/ Frederick B. Hegi, Jr.

Frederick B. Hegi, Jr.
Chairman of the Board, President and
Chief Executive Officer





/X/ Please mark
    votes as in
    this example

    1. Election of three directors to serve for a three-year term expiring in the year 2000.

Nominees:     Frederick B. Hegi, Jr., Gary G. Miller,
              Michael D. Rowsey

                FOR          WITHHELD
                ALL          FROM ALL
              NOMINEES       NOMINEES
                / /             / /
         For all except the following nominee(s):


         ---------------------------
         Instructions: to withhold authority to vote for any                    MARK HERE     / /        MARK HERE     / /
         individual nominee, write that nominee's name on                      FOR ADDRESS              IF YOU PLAN
         the line provided above.                                               CHANGE AND               TO ATTEND
                                                                               NOTE AT LEFT             THE MEETING


                                                                          NOTE: Please date and sign as your name appears hereon.
                                                                          Joint owners should all sign.  When signing as attorney,
                                                                          executor, administrator, trustee, guardian or corporate
                                                                          officer, please give full title as such.




Signature:                         Date:                    Signature:                         Date:
          ------------------------      -------------------           ------------------------      -------------------

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